Tidal Trust II 485BPOS

Exhibit 99(h)(x)(i)

FIRST AMENDMENT TO THE

FUTURES TRADING ADVISORY AGREEMENT

between ReSolve Asset Management SEZC (Cayman), and

TOROSO INVESTMENTS, LLC

THIS FIRST AMENDMENT dated as of August 15, 2023, to the Futures Trading Advisory Agreement dated as of January 31, 2023 (the “Agreement”), entered into by and between ReSolve Asset Management SEZC (Cayman) (the “Trader”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to add the following series:

●	Return StackedTM U.S. Stocks & Managed Futures ETF.

WHEREAS, Section 12 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the purpose of adding the following series:

to be effective at the time each ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and to amend the names of certain existing series.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date and year first written above.

Toroso Investments, LLC (Adviser)

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	CFO

ReSolve Asset Management SEZC (Cayman) (Trader)

By:	/s/ Mike Philbrick
Name:	Mike Philbrick
Title:	CEO

Amended AND RESTATED

Schedule A

to the

FUTURES TRADING ADVISORY AGREEMENT

between ReSolve Asset Management SEZC (Cayman), and

TOROSO INVESTMENTS, LLC

Series of Tidal Trust II	Fee Rate
Return Stacked Bonds & Managed Futures ETF	0.04% (4 basis points)
Return StackedTM U.S. Stocks & Managed Futures ETF	0.04% (4 basis points)

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